                                                                     EXHIBIT 4.1

                                                                [Execution copy]

                               AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

        AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 26, 2000 among NEXTEL COMMUNICATIONS, INC. ("NCI"), NEXTEL FINANCE COMPANY (the "Borrower") and the other RESTRICTED COMPANIES party hereto and TORONTO DOMINION (TEXAS), INC., in its capacity as Administrative Agent pursuant to authority granted by the Required Lenders pursuant to Section 10.02(b) of the Credit Agreement (as defined below).

        NCI, the Restricted Companies, the lenders party thereto, the Administrative Agent and the Collateral Agent are parties to a Credit Agreement dated as of November 9, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders to the Borrower in an aggregate principal or face amount not exceeding $6,000,000,000. NCI, the Restricted Companies and the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders) wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

        Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

        2.01 References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.


                                Amendment No. 1

        2.02 Total Indebtedness to Cash Flow Ratio. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Section 7.08(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) Total Indebtedness to Cash Flow Ratio. NCI will not permit the Secured Indebtedness to Cash Flow Ratio or Total Indebtedness to Cash Flow Ratio at any time during any period below to exceed the respective ratio set opposite such period below:



                                                                               Secured Indebtedness     Total Indebtedness
                                                                                  to Cash Flow              to Cash Flow
                                    Period                                            Ratio                   Ratio
                                    ------                                            -----                   -----
                        From September 30, 1999
                         through December 30, 1999                                  6.00 to 1               12.50 to 1

                        From December 31, 1999
                          through March 30, 2000                                    5.00 to 1               12.50 to 1

                        From March 31, 2000
                          through September 29, 2000                                6.00 to 1               12.50 to 1

                        From September 30, 2000
                         through March 30, 2001                                     4.50 to 1                9.00 to 1

                        From March 31, 2001
                         through September 29, 2001                                 4.00 to 1                8.00 to 1

                        From September 30, 2001
                         through March 30, 2002                                     3.50 to 1                7.00 to 1

                        From March 31, 2002
                         through September 29, 2002                                 3.00 to 1                6.00 to 1

                        From September 30, 2002
                         and at all times thereafter                                3.00 to 1                5.00 to 1"

        Section 3. Representations and Warranties. NCI and each Restricted Company represents and warrants to the Lenders and the Agents, as to itself and each of its subsidiaries, that the representations and warranties set forth in
Article IV of the Credit Agreement and the other Loan Documents are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date),


                                Amendment No. 1
and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 1.

        Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof, shall become effective as of the date hereof on the date which the Administrative Agent (or Special Counsel) shall have received executed counterparts of this Amendment No. 1 from NCI, the Restricted Companies and the Administrative Agent (pursuant to authority granted by, and having obtained all necessary consents of, each of (i) the Required Lenders, (ii) the Required Lenders of the Revolving Credit Loans and (iii) the Required Lenders of the Tranche A Term Loans).

        Section 5. Record Date. Pursuant to the penultimate paragraph of Section 10.02(b) of the Credit Agreement, the Administrative Agent establishes April 19, 2000 as the "record date" in connection with this Amendment No. 1.

        Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


                                Amendment No. 1

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                       NEXTEL COMMUNICATIONS, INC.

                                         By
                                             -------------------------
                                             Name:
                                             Title:

                                    RESTRICTED COMPANIES

                                       NEXTEL FINANCE COMPANY

                                         By
                                             -------------------------
                                             Name:
                                             Title:

                                       CELL CALL, INC.
                                       FCI 900, Inc.
                                       NEXTEL COMMUNICATIONS OF
                                        THE MID-ATLANTIC, INC.
                                       NEXTEL OF CALIFORNIA, INC.
                                       NEXTEL LICENSE ACQUISITION
                                        CORP.
                                       NEXTEL LICENSE HOLDINGS 1,
                                        INC.
                                       NEXTEL LICENSE HOLDINGS 2,
                                        INC.
                                       NEXTEL LICENSE HOLDINGS 3,
                                        INC.
                                       NEXTEL LICENSE HOLDINGS 4,
                                        INC.
                                       NEXTEL OF NEW YORK, INC.



                                Amendment No. 1

                                       NEXTEL OPERATIONS, INC.
                                       NEXTEL SOUTH CORP.
                                       NEXTEL SOCAL, INC.
                                       NEXTEL OF TEXAS, INC.
                                       NEXTEL SYSTEMS CORP.
                                       NEXTEL WEST CORP.



                                        By
                                               ---------------------
                                               Name:
                                               Title:

                                       FORT WORTH TRUNKED RADIO
                                        LIMITED PARTNERSHIP

                                       By Nextel of Texas,Inc.,
                                         a General Partner


                                        By
                                               ---------------------
                                               Name:
                                               Title:



                                Amendment No. 1

                              ADMINISTRATIVE AGENT


                                   TORONTO DOMINION (TEXAS) INC.,
                                       as Administrative Agent

                                       By
                                           ------------------------
                                           Name:
                                           Title:




                                Amendment No. 1